UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2014

                          NUTRANOMICS, INC.
(Exact name of registrant as specified in its charter)

      Nevada
(State or Other Jurisdiction of Incorporation)
000-53551	98-0603540
(Commission File Number)	(IRS Employer Identification No.)

11487 South 700 East, Salt Lake City, UT	84020
(Address of Principal Executive Offices)	(Zip Code)

            (801) 576-8350
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 23, 2014, Dr. Tracy K. Gibbs resigned as Chief Executive Officer, President, Chief Financial Officer, Secretary, and Treasurer of Nutranomics, Inc. (the "Company"), and Mr. Michael Doron was appointed as Chief Executive Officer, Chief Financial Officer, Secretary, and a Director of the Company.  Dr. Gibbs, the founder of the Company's operational subsidiary, Health Education Corporation d/b/a Nutranomics, will remain as Chairman of the Board of Directors and continue working with the Company developing formulations for the Company's customers.

Mr. Doron, age 53, is a successful entrepreneur, operations-focused business leader, experienced sales and marketing professional and independent board member. Mr. Doron has consistently leveraged his background as CFO, COO, EVP, consultant, and lobbyist to achieve financial goals while mitigating risk, increasing revenues, and driving productivity for a number of companies. In the public company arena, Mr. Doron has worked in and served as an advisor and financier of companies. Mr. Doron is also a board member or Chairman of several public companies on which he fills corporate governance functions and serves as head of nomination and audit committees. The Company believes that Mr. Doron's extensive experience with public companies and in the capital markets makes him a valuable member of the Company's board of directors.

Currently based in Stockholm, Sweden, Mr. Doron is the Managing Partner at Alta Nordic, a full service boutique firm specializing in financing and advisory services for growth companies. Previously, from 2009 through 2013, when he relocated to Sweden, Mr. Doron was Co-Founder and a Partner in DDR & Associates, a business development firm specializing in pre-IPO companies, and Evolution Capital, a private firm specializing in providing capital to publicly held companies using various debt instruments. Mr. Doron currently serves on the Board of Directors of MusclePharm Corp (NASDAQ: MSLP), a leading sports supplement and nutrition company, and Next Graphite, Inc. (OTCBB: GPNE), a company owning graphite-producing properties located in Namibia, and he is currently the Chairman of the Board of Directors of GASE Energy, Inc. (OTCBB: GASE), an independent energy company focusing on the exploration, development and production of natural gas in Ukraine, with estimated proved reserves of 713 million cubic meters of natural gas.

Pursuant to Mr. Doron's employment contract with the Company, entered into on September 23, 2014, Mr. Doron will be compensated in the amount of $250,000 per year, $80,000 of which shall be paid in cash, $120,000 of which shall be deferred, and $50,000 of which shall be paid in the form of Company common stock on a quarterly basis and valued at the previous 5-day volume weighted average price of the Company's common stock.  Mr. Doron will also receive an additional equity award during the first year of employment equal to 0.83% of the issued and outstanding common stock of the Company following the completion of each month of employment during the first year.  The employment contract is terminable at the election of either party without cause upon the provision of 30 days' notice to the other, and is terminable by the Company for cause at any time.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                          Description
99.1                                            Press Release dated September 24, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: September 24, 2014
NUTRANOMICS, INC.
By: /s/ Michael Doron
Michael Doron
Chief Executive Officer